Exhibit 10.10

Basic API License Agreement

Seven Bank, Ltd. (hereinafter referred to as “Party A”) and ADVASA Co., Ltd. (hereinafter referred to as “Party B”) have entered into the API License Master Agreement (hereinafter referred to as “this Agreement” ) as follows, in order to grant Party B the use of the application programming interface (hereinafter referred to as “this API”) set forth in Attachment 1 for the banking services of Party A (hereinafter referred to as “Party A Services”) set forth by Party A, for the purpose of enabling users (hereinafter referred to as “ Users”) set forth in Attachment 1 to use Party A Services through the services provided by Party B (hereinafter referred to as “Party B Services”).

第1条 (the purpose)

The purpose of this Agreement is to set out the basic matters regarding the mutual cooperation between Party A and Party B, in which Party A grants Party B a non-exclusive license to use the API so that Users can use the Party A Service through the Party B Service, and Party B uses the API to provide the Party B Service to Users (hereinafter referred to as the “ API Integration”) .

第2条 ( License )

1.	Party A grants Party B a non-exclusive license to use this API within the scope of the purpose of the User’s use of Party A’s Services through Party B’s Services.
2.	Party A may enter into contracts with third parties that are identical or similar to this Agreement, and Party B shall not raise any objections to this.
3.	Party A may change or add to the contents of Attachment 1 and the specifications of this API without obtaining Party B’s consent by notifying Party B of the contents of Attachment 1 and the specifications after the changes at least 40 business days prior to the changes.
4.	Party B shall provide the Party B Services solely by itself, and shall not provide all or part of the Party B Services in collaboration with or in conjunction with a third party, except when consent is obtained from Party A.
5.	If, with the consent of Party A pursuant to the preceding paragraph, Party B jointly provides all or part of the provision of Party B’s services with a third party or has Party B coordinate with a third party, Party B shall also bear responsibility for the actions of said third party pursuant to the provisions of this Agreement and shall ensure that said third party complies with the provisions of this Agreement.
6.	Party A only grants Party B the license to use this API, and Party B does not acquire any copyright, patent rights or other intellectual property rights, ownership rights or other rights relating to this API or its derivatives.

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第3条 ( License Fees and Payment Methods )

Party B will pay Party A the license fee set forth in Attachment 2 using the payment method set forth in Attachment 2. Party A will notify Party B at least six months in advance if it intends to change the license fee or payment method.

第4条 (Steps to start this API integration)

1.	Party B intends to commence API Integration (including when Party B intends to commence API Integration for a type of API for which API Integration has not yet commenced pursuant to this Article), Party B shall submit to Party A an API Connection (New/Additional) Request Form in the format set forth in Attachment 3, together with a security checklist and other supporting documents specified by Party A.
2.	Party A receives from Party B an API connection (new/additional) request form, along with the security checklist and other attached documents specified by Party A, Party A will promptly confirm that Party B’s system meets the standards that Party A’s connection destinations must meet (hereinafter referred to as the “Connection Destination Standards”), and will promptly notify Party B of the results of this confirmation.
3.	When Party A confirms that Party B’s system meets the connection destination standards set by Party A, Party B will promptly conduct the verification environment test set by Party A and undergo Party A’s inspection.
4.	If Party A finds that the inspection in the preceding paragraph has been passed, it will send Party B an API connection (new/additional) permission notice in the form of Attachment 4. In addition, if Party A finds that the inspection in the preceding paragraph has not been passed, it will notify Party B of this fact.
5.	commence the API Integration related to the API Connection (New/Additional) Permission Notice set forth in the preceding paragraph upon receipt of the API Connection (New/Additional) Permission Notice .
6.	Party B will notify Party A of the start date of the API integration at least 20 business days prior to the date on which the integration is to begin (hereinafter referred to as the “Integration Start Date”). Party A and Party B will notify the other party promptly (at least 10 days prior to the Integration Start Date) if they wish to postpone the Integration Start Date due to circumstances.
7.	Party A may, after prior consultation with Party B, request Party B to cover all or part of the expenses incurred by Party A in relation to the verification environment testing pursuant to Article 3.

第5条 (Linkage with other parties)

cannot provide its Services based on data received from a third party with which the User has a contractual relationship .

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第6条 (Use of the Service by the User)

1.	Party B shall explain the following items to users who intend to use Party B’s services and obtain consent from such users by electromagnetic means. The same shall apply even if any of the following items are changed.

(1)	The terms of use for this API established by Party A (hereinafter referred to as “the API Terms of Use”)

(2)	The content of the data provided to Party B by this API and the purpose of use of said data as determined by Party B
(3)	The Service is provided by Party B and not by Party A.
(4)	The terms of use for Party B’s services ( including the contents of Article 52-61-8, Paragraph 1 of the Banking Act after amendment by the Act Partially Amending the Banking Act, etc. ( Act No. 49 of 2017 ))

2.	Party B shall obtain Party A’s prior consent when creating or modifying the screen display used for the explanation and consent acquisition pursuant to the preceding paragraph.
3.	Party B may require a user to undergo the user authentication procedures stipulated by Party A only when based on an application from a user who has obtained consent pursuant to paragraph 1, and if Party A deems it appropriate through the user authentication procedures stipulated by Party A, Party A will grant Party B an authorization token for that user. However, if Party A deems the user’s use of the Party B service inappropriate, Party A may not grant the authorization token to Party B or may subsequently invalidate the authorization token. Party A is not required to disclose to Party B or the user the reasons why it has determined that the user’s use of the Party B service is inappropriate.
4.	Party B shall strictly manage the authorization token and shall be responsible for the authorization token. Party B shall compensate the User or Party A for any damages incurred due to Party B’s management or use or unauthorized use by a third party.

第7条 (Terms of Use, etc.)

1.	When Party A intends to change these API Terms of Use, Party B will notify Party B in advance, and upon receiving such notice, Party B will explain the changes to the User and obtain the User’s consent to the changes by the day before the change date specified by Party A or by the time the User begins using Party B’s Service or the linked service.
2.	Party B shall notify Party A in advance when creating or changing the terms of use for Party B’s services or other contracts with users established by Party B. Party A may request Party B to make improvements if it determines that the terms of use for Party B’s services or other contracts with users are inappropriate for the protection of users, and may suspend this API integration if Party A determines that Party B’s improvements are insufficient.

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3.	Party A and Party B shall make the necessary announcements regarding this Agreement upon agreement on the contents pursuant to Article 52-61-10, Paragraph 3 of the Banking Act.
4.	Party B shall not make any false or misleading representations to users regarding the content, conditions, provider, etc. of Party B’s services, and shall make any representations necessary and appropriate to protect users, including the content, conditions, provider, etc. of Party B’s services. If Party A determines that Party B has made false or misleading representations or that there are other problems in terms of protecting users, Party A may request Party B to make improvements, and if Party A determines that Party B’s improvements are insufficient, Party A may suspend this API integration.
5.	Party B shall stipulate in its Terms of Use that if there is a possibility that a user has lost, leaked, or misused a password or other information used for the purposes of Party B’s services, Party B shall immediately contact Party B’s point of contact and shall fully inform users of this. Party B shall immediately take measures such as invalidating the password if there is a possibility that a password or other information has been lost, leaked, or misused.
6.	Party B shall handle the information of users and others obtained in connection with Party B’s services in compliance with the Personal Information Protection Act, other laws, regulations, guidelines, etc.

第8条 (Response to complaints, inquiries, etc.)

1.	In order to respond to complaints, inquiries, etc. from users or third parties regarding the Service or this API integration, Party B will establish and maintain an inquiry desk in accordance with the API connection (new/additional) request form , and will notify Party A in advance if it intends to change this.
2.	Party B may request Party A’s cooperation as necessary to respond to complaints, inquiries, etc. from users or third parties regarding this API integration. However, even in this case, Party B shall be responsible for responding to users or third parties.

第9条 (Suspension of Party B’s service and this API integration)

1.	If Party B wishes to suspend the Party B Service for its own reasons, Party B shall notify Party A and the User in advance.
2.	Party A may suspend this API integration by notifying Party B in advance for maintenance or other reasons. Upon receiving such notice, Party B shall notify Users in advance of the suspension of this API integration.
3.	In the event of an unannounced suspension of the Service, a processing error, a scandal, or other trouble, Party B will immediately report it to Party A, identify the cause, and implement countermeasures. Party A may suspend this API integration until Party B implements countermeasures.

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第10条 (Security)

1.	If there are any significant changes to the contents of Party B’s security checklist submitted to Party A, Party B shall submit the revised security checklist to Party A at least 20 business days prior to the change. However, in unavoidable circumstances such as Party B needing to implement security measures urgently, Party A shall promptly submit the revised security checklist to Party A. If Party A determines that the contents of the revised checklist do not meet Party A’s connection standards, it may request Party B to make improvements, and if Party A determines that Party B’s improvements are insufficient, it may suspend this API integration.
2.	Party A may change the connection destination standards by notifying Party B at least 40 business days prior to the change, and Party B will take the necessary measures to meet the new connection destination standards by the date of the change.
3.	If Party A deems it necessary, Party B may request Party B to submit the latest contents of the security checklist and other security-related reports.

第11条 (Response in the event of unauthorized access, etc.)

1.	Party A and Party B shall immediately contact the other party if they discover any unauthorized access, theft, leakage, falsification, destruction, etc. of information, or disruption of service (hereinafter referred to as “Unauthorized Access, etc.”) in relation to this API integration, or if they become aware of the possibility of Unauthorized Access, etc.
2.	Party A and Party B will cooperate in investigating the cause of any unauthorized access, etc. and implementing countermeasures. Party A may suspend this API integration until the cause of the unauthorized access, etc. is identified and countermeasures are implemented.
3.	If Party B discovers any unauthorized access, etc. in connection with a collaboration with a financial institution other than Party A, Party B shall immediately report to Party A the situation and whether or not there is a possibility that similar unauthorized access, etc. may occur in this API collaboration. If Party A determines that there is a possibility that similar unauthorized access, etc. may occur in this API collaboration, Party A may suspend this API collaboration until the cause of the unauthorized access, etc. is identified and countermeasures are implemented.

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第12条 (Compensation and sharing of damages incurred by users)

1.	If the User incurs any damage in relation to the Service or this API integration, Party B will promptly investigate the cause and, except in cases where the User is guilty of willful misconduct or gross negligence, will compensate the User for the damage within 40 business days of the User’s request. Party B shall stipulate terms of use for the Service that are equivalent to the contents of this paragraph or more favorable to the User.
2.	Party B may request Party A to provide the data necessary to investigate the cause of the preceding paragraph and determine the amount of damages by obtaining from the User a request for information with content that Party A deems appropriate and submitting it to Party A.
3.	Party B may seek compensation from Party A for damages that Party B has compensated the User for (excluding damages that are also attributable to Party B’s intentional or negligent acts) only if the damages incurred by the User in relation to Party B’s Services or this API Integration are due to Party A’s intentional or gross negligence.
4.	Party A may set standards in the connection destination standards to ensure Party B’s ability to compensate users, and in this case Party B shall comply with such standards.

第13条 (monitoring)

If requested by Party A, Party B will take the following measures.

(1)	Submission of materials, reports and other documents related to the Service and this API integration
(2)	Cooperation with on-site inspections by Party A or a person designated by Party A
(3)	Submission of materials related to management information such as Party B’s financial statements and settlement reports
(4)	Submitting copies of reports, etc. regarding the Service to supervisory authorities, etc.

第14条 (Disclaimer)

1.	the API properly due to force majeure such as natural disasters, fires, riots, etc., security flaws, errors, bugs, virus infections, system malfunctions such as servers, emergency maintenance, or other reasons.
2.	Party B shall be responsible for the accuracy, legality, etc. of the data sent to Party A, and Party A shall not be held responsible for this. Party B shall compensate Party A for any damages incurred by Party A due to disputes with users or other third parties regarding the data sent to Party A.
3.	Party A makes no guarantees regarding the operation, functionality, suitability for intended use, merchantability, accuracy, precision, reliability, timeliness, non-infringement of third party intellectual property rights or other rights, or the like, regarding this API.
4.	Party A shall not be obligated to provide Party B with any technical services, such as technical support, maintenance, or functional improvements, regarding the API .
5.	Party A shall not be liable for any damages incurred by Party A due to lawsuits, assertions of rights, warning letters, or other claims (hereinafter referred to as “Claims, etc.”) filed against Party A, Party B, or their respective related parties by users or other third parties in relation to the Party A Service and this API integration. Party B shall indemnify Party A and its related parties for any damages (including attorney’s fees) incurred by Claims, etc. However, this does not apply in cases where the Claims, etc. are caused by Party A’s willful misconduct or gross negligence.

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第15条 (Prohibited acts)

Party B shall not engage in any of the acts listed below and shall take the necessary measures to prevent its contractors from engaging in such acts.

(1)	the API or Party A’s systems or programs accessed via the API (hereinafter referred to as “Party A’s Systems, etc.”)
(2)	Licensing, selling, lending, transferring, disclosing or leasing Party A’s systems, etc. (including information about their contents) to a third party.
(3)	Deleting or modifying the copyright notice and other rights notices of Party A attached to this API
(4)	Damaging the intellectual property rights, assets, reputation, honor, etc. of Party A, its partners, licensees of this API other than Party B, or other third parties, and infringing on their privacy rights, portrait rights, or other rights.
(5)	Connecting to the verification environment for purposes other than operation checks and verification environment testing
(6)	Implementing this API integration without passing the required inspection by Party A
(7)	Use of Party A’s trademarks, company names, logos, etc. without Party A’s prior written consent
(8)	Acts of using this API, its derivatives, or information obtained from Party A for purposes other than those permitted by Party A
(9)	Making your internet access point unknown
(10)	Any act that significantly increases the load on Party A’s system
(11)	Actions that interfere with third party access to this API
(12)	Disclosing or leaking to a third party authentication information such as tokens for accessing Party A’s system via this API, or any act that increases the risk of such disclosure or leaking
(13)	Linking or connecting this API or the Service to other third parties
(14)	Actions that are contrary to public order and morals, cause significant discomfort to others, or may increase the reputational risk of Party A
(15)	Actions that reduce the security of Party A’s systems, such as infecting the site or server operated by Party A or other Party A systems with computer viruses, hacking, tampering, or other unauthorized access
(16)	Any act similar to any of the preceding items

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第16条 (Obligation to maintain confidentiality)

1.	Party A and Party B shall keep in strict confidence any information about the other party that they learn through this Agreement (hereinafter referred to as “Confidential Information”) during the term of this Agreement and even after its termination, and shall not disclose, provide or leak such information to a third party without the prior written consent of the other party, or use it for any purpose other than the performance of this Agreement.
2.	Notwithstanding the provisions of the preceding paragraph, any information that falls under any of the following items shall not be considered confidential information, except for personal information.

(1)	Information already held by the recipient at the time of disclosure
(2)	Information independently generated by the recipient that is not confidential information
(3)	Information publicly available at the time of disclosure
(4)	Information that becomes publicly known after disclosure through no fault of the recipient
(5)	Information that the recipient lawfully obtains from a third party after disclosure without any obligation of confidentiality

3.	The party receiving the Confidential Information (hereinafter referred to as the “Recipient”) shall disclose such Confidential Information only to its employees who need to know it in order to perform this Agreement, and shall strictly instruct and supervise such employees to ensure that they do not use the Confidential Information for purposes other than the performance of this Agreement, or disclose, provide, or leak the Confidential Information to third parties. The Recipient shall impose obligations on its employees equivalent to those under this Agreement.
4.	Notwithstanding Paragraph 1, the Receiving Party may disclose or provide the Confidential Information to a third party in the following cases (hereinafter, a third party authorized to disclose or provide the Confidential Information is referred to as the “Third Party Receiving Party”). However, the Confidential Information to be disclosed shall be limited to the extent objectively and reasonably necessary for the performance of this Agreement. Furthermore, the Receiving Party shall impose obligations on the Third Party Receiving Party equivalent to its own obligations under this Agreement, and shall be liable to compensate the Disclosing Party for damages incurred by the Disclosing Party due to reasons attributable to the Third Party Receiving Party.

(1)	When the disclosing party has given prior written consent
(2)	When providing or disclosing information to external experts such as lawyers or accountants who are legally bound to maintain confidentiality

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5.	If required by law, or if there is an order, request or demand from a court, government agency or other public institution (hereinafter referred to as “Laws, etc.”), the Receiving Party may disclose Confidential Information to the extent necessary to comply with such Laws, etc. However, in such case, the Receiving Party that has made the disclosure shall promptly notify the other party of the disclosure and the details of the disclosure to the extent that it does not violate Laws, etc.

第17条 (Exclusion of anti-social forces)

1.	Party A and Party B represent that they do not currently fall under any of the following items, and hereby guarantee that they will not fall under any of the following items in the future.

(1)	Being a member of an organized crime group, a company related to an organized crime group, corporate racketeers, social activists, or special intelligence violent groups, or a member of any of these, or any other person equivalent thereto (including associate members of organized crime groups, hereinafter collectively referred to as “organized crime groups, etc.”).
(2)	An officer or a person substantially involved in management is a member of an organized crime group, etc. (including members of an organized crime group and those who have been members of an organized crime group for less than five years; the same applies hereinafter), or has a socially reprehensible relationship with an organized crime group, etc.
(3)	The management is under the control of or substantial involvement with an organized crime group, etc., or is involved in providing funds or convenience to an organized crime group, etc., or has a relationship that is deemed to be an inappropriate use of an organized crime group, etc., regardless of the purpose.

2.	Party A and Party B undertake to not, either by themselves or through a third party, engage in violent demands, unreasonable demands that exceed legal responsibility, threatening behavior or acts of violence in relation to transactions, spreading rumors, using fraudulent means or using force to damage the other party’s reputation or interfere with the other party’s business, or other acts of similar nature.
3.	Party A and Party B represent that their subcontractors and other business partners do not currently fall under any of the items in paragraph 1 (including not falling under the category of members of organized crime groups or persons who have not been members of organized crime groups for the past five years), and they promise that they will not subcontractors who fall under any of these categories in the future. In the unlikely event that a subcontractor is found to fall under any of these categories, they will immediately terminate the subcontracting agreement or take the necessary measures to terminate it.
4.	Party A and Party B may immediately terminate this Agreement in whole or in part without notice if any of the following applies to the other party.

(1)	If it is discovered that a violation of any of the preceding three paragraphs has occurred
(2)	If it is found that an affiliated company (meaning a company as defined in Article 2, Paragraph 3, Item 22 of the Corporate Accounting Regulations) falls under any of the items in Paragraph 1

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5.	If this Agreement is terminated in whole or in part pursuant to the preceding paragraph, neither Party A nor Party B shall claim any compensation for damages caused by the termination from the terminating party (including payment of penalties, etc.), and shall compensate such party for any damages caused by the termination.

第18条 (Validity period)

1.	This Agreement shall be effective from February 15, 2019 to February 14, 2020 , and if neither Party A nor Party B gives the other party written notice of its intention to terminate this Agreement at least three months prior to the expiration of the period, it shall be extended for another year, and the same shall apply thereafter.
2.	Even after this Agreement is terminated, Articles 12, 14, 16, Article 17, paragraph 5, this paragraph, Article 19, paragraph 2, Articles 20, 21, 22 and 23 shall remain in effect.

第19条 (Cancellation, etc.)

1.	Party A and Party B (hereinafter referred to as the “Terminating Parties”) may terminate this Agreement without notice if any of the following applies to the other party ( hereinafter referred to as the “Terminated Party”):

(1)	If there is a material breach of this Agreement, or if the Terminating Party fails to cure a non-material breach within 20 business days of requesting the Terminating Party to cure it.
(2)	When a supervisory authority has revoked a license or permit
(3)	When a third party issues a provisional attachment, provisional disposition, preservative attachment, or attachment order or notice, or when a petition for other compulsory execution is filed with respect to property owned by the Company.
(4)	If payments are suspended or if a transaction is suspended by a bill clearing house or electronic monetary claim recording institution
(5)	When a petition is filed for bankruptcy, civil rehabilitation, corporate reorganization, special liquidation, or other legal or private liquidation proceedings, or when a petition for such has been filed.
(6)	When a decision is made to dissolve, merge, split up, or transfer all or a significant part of the business.
(7)	In addition to the preceding items, if any event occurs that will have a significant impact on the performance of the obligations under this Agreement, or if there are reasonable grounds that make it inappropriate to continue this Agreement.

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2.	Even if the Released Party incurs damages as a result of the application of the provisions of the preceding paragraph, the Released Party shall have no right to make any claims against the Released Party. The Released Party shall also compensate the Released Party for any damages incurred by the Released Party as a result of the termination.

第 20条 (Measures to be taken upon termination of contract)

If this Agreement is terminated for any reason, Party B shall delete and destroy all of the API and its derivatives, as well as all related materials (including copies thereof, excluding information such as deposit balances and deposit/withdrawal details obtained in connection with Party B’s services). However, Party B may store information that it is required to store by law for the period specified by law.

第 21条 (Prohibition on Transfer of Rights and Obligations)

Neither Party A nor Party B may transfer or pledge as security to a third party, in whole or in part, their status under this Agreement or the rights and obligations arising from this Agreement, without the prior written consent of the other party.

第 22条 (Governing Law and Jurisdiction)

1.	This Agreement shall be governed by and construed in accordance with the laws of Japan.
2.	Any disputes arising from this Agreement shall be subject to the exclusive jurisdiction of the court with jurisdiction over Party A’s head office location.

第 23条 (Good faith consultation)

If any matter not specified in this Agreement or any doubt arises regarding the interpretation of this Agreement, Party A and Party B will negotiate in good faith and endeavor to resolve the matter.

(The rest is blank)

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To certify the formation of this Agreement , two copies of this document shall be prepared, each party shall sign and seal the same and retain one copy .

March 18, 2019

Party A :	1-6-1 Marunouchi, Chiyoda-ku, Tokyo
Marunouchi Center Building
Seven Bank, Ltd.
Representative Director: Yasuaki Funatake

Party B :	1-2-7 Motoakasaka, Minato-ku, Tokyo
ADVASA Co., Ltd.
Representative Director Shunsuke Kubota

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別紙 1 Users and the API

API type	User	Content
Real-time transfer service API

Applicants must meet any of the following criteria:

① Having a bank account with Party A (including opening an account when using Party B’s services).

② You are using Party A’s internet banking

③ Being a corporation

④ Not be a party that is an anti-social force or that is otherwise deemed inappropriate by Party A

⑤ You have used the Service B and registered the information specified by the Service A for the Service B.

① Party A receives transfer data from the user through Party B.

② Based on the transfer data received in ①, Party A will immediately (however, on the next business day if it is a holiday or after 3:00 p.m.) debit the transfer funds from the user’s account specified in the transfer data and transfer the funds to the deposit account specified in the transfer data at Party A’s domestic head office or branch of another bank that is a member of the Nationwide Bank Data Communication System (hereinafter referred to as the “designated deposit account”).

③ Party A will not make a transfer if any of the following applies.

(1) When the transfer amount exceeds the amount that can be debited from the designated payment account

(2) If the designated payment account has been cancelled or does not exist

(3) When Party A deems it inappropriate to handle the transfer due to unavoidable circumstances such as seizure.

④ Party A will notify Party B of the transfer results via the API provided by Party B (hereinafter referred to as the “Party B API”), and Party B will notify the user of the transfer results received through the Party B API (the specifications of the Party B API will be agreed upon between Party A and Party B).

⑤ Party A will not notify the User of the transfer result, whether the transfer has been completed or failed, or urge the User to make the payment.

Article 6, Paragraph 1, Item 1 and Article 7, Paragraph 1 of this Agreement shall not apply to the Real-time Transfer Service API.

In addition, in lieu of Article 6, Paragraphs 3 and 4 of this Agreement, Party B shall only allow users to use Party A’s services based on an application from a user who has obtained consent pursuant to Article 6, Paragraph 1.

However, if Party A deems that the User’s use of Party A’s Services is inappropriate, Party A may subsequently suspend the User’s use of Party A’s Services.

Party A shall not be required to disclose to Party B or the user the reasons why it has determined that the user’s use of Party A’s services is inappropriate.

別紙 2 License fee

1. Real-time Transfer Service API

It will be free of charge.

However, Party A and Party B may receive fees from users for Party A’s services and Party B’s services, respectively. The fees for Party B’s services as of the date of this Agreement are as follows, but Party A and Party B may change this by agreeing in writing. Party B will obtain consent from each user regarding the Party B service fees.

Fee items	Amount (excluding tax)
B service fee	500 yen per item

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別紙 3 API connection request form

API connection (new/additional) request form

Seven Bank, Ltd.

Address: 1-2-7 Motoakasaka, Minato-ku, Tokyo

Company name: ADVASA Co., Ltd.

Representative: Shunsuke Kubota

March 18, 2019 between your company and us, we hereby request the following:

① Party B Service	Name: Employee Benefit Payment System Content: Regular payment of salary equivalent
② API type	Real-time transfer service API
③ Connection conditions	Separate collaboration
④ Address to which your company will send important information (digital certificate, etc.)	1-2-7 Motoakasaka, Minato-ku, Tokyo ADVASA Co., Ltd. Shunsuke Kubota 03-6890-3066 kubota@advasa.co.jp
⑤ Our customer inquiry desk	info@advasa.co.jp
⑥ Special provisions	No information provided

End

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別紙 4 API Connection Permission Notice (Form)

API Connection (New/Additional) Permission Notice

To ADVASA Co., Ltd.

1-6-1 Marunouchi, Chiyoda-ku, Tokyo

Seven Bank, Ltd.

Representative Director: Yasuaki Funatake

the API License Agreement dated February 15, 2019 between your company and us, we grant you permission to connect to the API as set out in the table below.

① Party B Service	As per Attachment 3
② API type	Real-time transfer service API
③ Connection conditions	As per Attachment 3
④ Address to which important information (electronic certificates, etc.) will be sent from our company	As per Attachment 3
⑤ Your company’s contact point for customer inquiries	As per Attachment 3
⑥ Special provisions	No information provided

End

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